UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) August 22, 2008
RIDGEWOOD ELECTRIC POWER TRUST V
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24143	22-3437351

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1314 King Street, Wilmington, DE	19801

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(302) 888-7444
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Introduction
As described below, Ridgewood Maine L.L.C. and Indeck Energy Services, Inc. (the “Sellers”) have entered into a Purchase and Sale Agreement to sell 100 percent of the membership interests of Indeck Maine Energy, LLC to Covanta Energy Corporation for cash, pursuant to the terms and subject to the conditions of such Purchase and Sale Agreement. Ridgewood Maine L.L.C. is owned 50% by Ridgewood Electric Power Trust IV and 50% by Ridgewood Electric Power Trust V. The allocation among the Sellers of the proceeds of the transaction provided for in the Purchase and Sale Agreement is set forth in the Sellers Omnibus Agreement, which is summarized below.
In addition, Trust V, Trust IV and certain of their affiliates, have made certain changes in their relationship with a power marketer that purchases Renewable Portfolio Standards Attributes produced by Indeck Maine Energy, LLC and by methane gas powered electric generating plants owned by Trust IV and the affiliated entities, pursuant to an amendment to that agreement and pursuant to the terms of the Backup Certificate Agreement, the Certificate Sale Support Agreement and the Agency Agreement, each of which is summarized below.
Purchase and Sale Agreement
On August 22, 2008, Ridgewood Maine L.L.C., a Delaware limited liability company (“Ridgewood Maine”), and Indeck Energy Services, Inc., an Illinois corporation (“Indeck Energy” and together with Ridgewood Maine, the “Sellers”), entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”), dated as of August 19, 2008 (the “Effective Date”), with Covanta Energy Corporation, a Delaware corporation (the “Buyer”) and for certain limited purposes, Indeck Maine Energy, LLC, an Illinois limited liability company (“Indeck Maine”), pursuant to which the Sellers will sell to the Buyer all of the Sellers’ interest in Indeck Maine.
Ridgewood Maine is owned 50% by Ridgewood Electric Power Trust IV (“Trust IV”) and 50% by Ridgewood Electric Power Trust V (“Trust V”). Each of Trust IV and Trust V (together, the “Trusts”) is a Delaware trust. Ridgewood Renewable Power LLC, a New Jersey limited liability company (the “Managing Shareholder”), serves as the managing shareholder for each of the Trusts. The Managing Shareholder is controlled by Robert E. Swanson, who is the manager, chairman, and, together with his family trusts, owns all of the membership interests of the Managing Shareholder. Ridgewood Maine is managed by Ridgewood Penobscot Management Corp. (“Ridgewood Penobscot”), a corporation for which Mr. Swanson is the sole director. Ridgewood Maine holds a preferred interest in Indeck Maine, and Indeck Energy, which is not affiliated with the Trusts, the Managing Shareholder or Ridgewood Penobscot, holds the subordinate interest in Indeck Maine. In addition to these interests, as of the Effective Date, Ridgewood Maine and Indeck Energy also hold notes issued by Indeck Maine that are to be converted into senior preferred membership units in Indeck Maine as of the date of Closing (as defined below) pursuant to the terms and conditions of the Sellers Omnibus Agreement described below (the preferred interest, subordinate interest and the senior preferred membership units being collectively referred to as the “Interests”). Ridgewood Maine and Indeck Energy together own 100% of Indeck Maine.
Pursuant to the Purchase and Sale Agreement, the Sellers are to sell to the Buyer (the “Sale”) all of the Interests of Indeck Maine owned by the Sellers for an aggregate amount (the “Purchase Price”) equal to (i) $82,000,000 (the “Initial Amount”) plus (ii) a working capital payment equal to $8,956,817 (which represents the net working capital of Indeck Maine at May 31, 2008 and includes cash of $4,354,976) plus (iii) interest on the Initial Amount and the working capital payment accruing at

4.26% per annum from May 31, 2008 to and including the closing date, minus (iv) the Retention Amount (described below), minus (v) a vacation accrual amount equal to $47,137. The proceeds of the Sale will be allocated among the Sellers as set forth in the Sellers Omnibus Agreement.
Concurrent with the Sale and as a condition to the execution and delivery of the Purchase and Sale Agreement, approximately 30 days prior to the scheduled date of Closing (as defined below), the Buyer intends to offer employment to all employees of Ridgewood Power Management, LLC (“Ridgewood Power”) working at the sites of the projects owned by Indeck Maine, subject to and in accordance with the terms set forth in an Employee Transfer Agreement, including, without limitation, the payment of retention bonuses and severance payments, which payments will not be more than $1,114,597.20 (the “Retention Amount”). Ridgewood Power, which is an affiliate of the Managing Shareholder and the Trusts, provides managerial and operating services to Indeck Maine.
The Purchase and Sale Agreement provides that the Sale will occur five business days after the date on which all of the closing conditions are either satisfied or waived by the party for whose benefit the particular closing condition exists, unless otherwise agreed to by the parties to the Purchase and Sale Agreement (the “Closing”). The Managing Shareholder anticipates that Closing will occur in the fourth quarter of 2008. No assurance can be given that the Sale will occur at all, or that if it does occur, that it will occur during the time anticipated by the Managing Shareholder.
The Closing is subject to various closing conditions, including approval of the Sale by shareholders of each of the Trusts, the receipt of the requisite notifications under the Hart-Scott-Rodino Antitrust Act and approval of the Federal Energy Regulatory Commission.
The Purchase and Sale Agreement includes representations and warranties from each of the Sellers and the Buyer as to their respective organization, authority to execute and deliver the Purchase and Sale Agreement and certain related agreements and to perform their respective obligations under the Purchase and Sale Agreement and certain related agreements. Additionally, the Sellers represent and warrant to the Buyer regarding the business and assets of Indeck Maine to be conveyed to the Buyer. Except for certain representations and warranties of the Sellers regarding ownership of the Interests and related matters, the representations and warranties terminate at Closing, or in the absence of Closing, the earlier termination of the Purchase and Sale Agreement.
At Closing, all accounts and contracts between Indeck Maine and the Sellers or their affiliates that are not specifically listed in the Purchase and Sale Agreement will be terminated with no further liability or force or effect.
Buyer will indemnify each Seller, its affiliates, successors and assigns, and all of their respective shareholders against losses that result from (i) any third party claim against any Seller based on the Buyer’s ownership or operation of Indeck Maine on or after the date of Closing, (ii) all environmental liabilities arising on or after the date of Closing and (iii) a breach of the Buyer’s obligations under the Employee Transfer Agreement described below. The indemnity for losses described in (i) and (ii) of this paragraph is limited to a total of 20% of the Purchase Price.
The Sellers and the Buyer may terminate the Purchase and Sale Agreement by mutual written consent at any time prior to Closing, even if the shareholders of the Trusts have approved the transactions contemplated under the Purchase and Sale Agreement. The Purchase and Sale Agreement may be terminated by the Sellers or the Buyer if, among other reasons, (i) the other party has breached any representation, warranty or covenant contained in the Purchase and Sale Agreement in any material respect, so long as the non-breaching party has notified the other party of the breach and the breach has continued without cure for a period of 60 days after the notice of breach or (ii) the Closing does not occur before October 31, 2008, unless the failure to close results primarily from the non-breaching party itself breaching any representation, warranty or covenant or failing to fulfill any of its obligations contained in the Purchase and Sale Agreement.
The Sellers may terminate the Purchase and Sale Agreement if (i) the Sellers are unable to obtain approval of the Sale by shareholders of the Trusts or (ii) prior to receipt of approval of the Sale by shareholders of the Trusts, the Sellers have received a superior proposal for the Interests, as defined in, and subject to the terms and conditions set forth in the Purchase and Sale Agreement, and the Sellers agree to pay to the Buyer an amount equal to 5% of the Purchase Price as a termination fee.
Pursuant to an amendment to an agreement with a power marketer which purchases Renewable Portfolio Standards Attributes (“RPS Attributes”) from Indeck Maine and methane gas powered electric generating plants owned by Ridgewood Electric Power Trust I (“Trust I”), Ridgewood Electric Power Trust III (“Trust III”), Trust IV and Ridgewood Power B Fund/Providence Expansion (“B Fund”) located in Johnston, Rhode Island, Trust IV deposited $3,000,000 and Trust V deposited $3,120,000 (together with funds already on deposit, the “Deposit”) into an account that serves as security to a power marketer for the performance by Indeck Maine, Ridgewood Providence Power Partners, L.P. (“RPPP”) and Ridgewood Rhode Island Generation, LLC (“RRIG”) of their respective obligations to sell RPS Attributes derived from electric power generated at their plants. As of the date hereof, the Deposit totals approximately $9,121,000, plus accrued interest. Upon the Closing, the Deposit is re-allocated, and as a result, $1,410,875 and $1,662,355 will be returned to Trust IV and Trust V, respectively.
Subject to and upon Closing, Linwood 0708 LLC, a newly formed Delaware limited liability company managed by the Managing Shareholder and owned by Trust IV (“Linwood”), will assume and discharge Indeck Maine’s rights, obligations and liabilities under the agreement with the power marketer to sell RPS Attributes derived from electric power generated at their plants arising on and after the Closing. The other parties and the Trusts have consented, to the extent required, to this assignment and assumption and have agreed to accept Linwood’s performance of Indeck Maine’s obligations under such agreement in the place of Indeck Maine arising on and after Closing. Indeck Maine has agreed with Linwood, RPPP and RRIG, subject to certain limitations, to deliver the RPS Attributes needed for Linwood to perform its obligations under this agreement in the Backup Certificate Agreement (described below).
Backup Certificate Agreement
Indeck Maine, RPPP, RRIG, Linwood, Rhode Island LFG Genco, LLC (“RILG”, an affiliated Delaware limited liability company), and for limited purposes, the Buyer, have entered into a Backup Certificate Agreement, dated as of August 19, 2008, (the “Backup Agreement”). The operative provisions of the Backup Agreement shall become effective upon the Closing. Subject to such provisions of the Backup Agreement, Indeck Maine has agreed to sell to RPPP, RRIG, Linwood and RILG (the “Backup Purchasers”) a portion of its RPS Attributes, to be used in satisfaction of RPPP’s, RRIG’s and Linwood’s obligations under the agreement with the power marketer to provide the power marketer with the RPS Attributes required to satisfy its option to purchase additional RPS Attributes for 2008 (and for 2009, if the power marketer so elects). If the power marketer fails to exercise its option for 2009, the related provisions in the Backup Agreement will have no further force or effect.
In the event that Indeck Maine delivers fewer RPS Attributes than it is required to deliver under the Backup Agreement, Indeck Maine will pay damages to the Backup Purchasers, as calculated in the Backup Agreement. Pursuant to the Backup Agreement, the Buyer will deliver to the Backup Purchasers a guaranty of the obligations of Indeck Maine to pay those damages under the Backup Agreement, with an amount guaranteed not to exceed 80 percent of the Deposit and not to exceed $7,300,000.

Pursuant to an Agency Agreement dated as of August 19, 2008 among RPPP, RRIG, Linwood, Ridgewood Power and Indeck Maine (the “Agency Agreement”), Indeck Maine will deliver its RPS Attributes under the Backup Agreement directly to the power marketer in satisfaction of RPPP’s, RRIG’s and Linwood’s obligations under the agreement with the power marketer and will be paid directly by the power marketer for those RPS Attributes.
Under the Purchase and Sale Agreement and the Backup Agreement, RPPP, RRIG and Linwood must obtain Buyer’s or Indeck Maine’s consent to amend the agreement with the power marketer if that amendment would impact Indeck Maine’s rights and obligations under the Backup Agreement or the Agency Agreement. The Backup Purchasers must deposit $6,000,000 in escrow (the “Backup Deposit”) if they enter into an amendment that materially reduces their contractual incentives or remedies of the power marketer under such agreement, which Backup Deposit will serve as collateral for their obligations to Indeck Maine under the Backup Agreement. The Backup Purchasers, Indeck Maine and Capital One N.A., as escrow agent, entered into an escrow agreement, dated as of August 19, 2008, to arrange for Capital One to hold the Backup Deposit in escrow if the Backup Deposit were to be required.
Sellers Omnibus Agreement
In connection with the Sale, the Sellers, and for limited purposes, the Managing Shareholder, have entered into a Sellers Omnibus Agreement, dated as of August 19, 2008. Subject to the provisions of the Sellers Omnibus Agreement and effective three days prior to the scheduled Closing date, each of the Sellers will contribute to Indeck Maine certain promissory notes previously issued to such Sellers for loans made by such Sellers to Indeck Maine. In exchange for such contributions, such Sellers will be issued units of a new class of membership interests in Indeck Maine (the “Senior Preferred Membership Units”). Indeck Maine will cancel the promissory notes upon the issuance of the Senior Preferred Membership Units.
Pursuant to the Sellers Omnibus Agreement, each of Ridgewood Maine and Indeck Energy have authorized the Managing Shareholder to act on its behalf in connection with the preparation of the Purchase and Sale Agreement or of an alternative agreement reflecting a superior proposal to the Sale.
In the event the Sale closes, or alternatively, in the event of the closing of a superior proposal to the Sale, the proceeds of the Sale or the superior proposal will be allocated between the Sellers as follows: (i) first, to the payment of transaction costs attributable to the sale of the Interests, allocated 55% from the proceeds otherwise to be received by Ridgewood Maine and 45% from the proceeds otherwise to be received by Indeck Energy; (ii) second, to Ridgewood Maine and Indeck Energy according to their pro rata ownership of the Senior Preferred Membership Units; and (iii) third, due to their differing priority status, all remaining proceeds will be paid 55% to Ridgewood Maine and 45% to Indeck Energy.
Certificate Sale Support Agreement
The Certificate Sale Support Agreement, dated as of July 31, 2008, by and among Linwood, RRIG, RPPP, RILG, Trust I, Trust III, Trust IV, Trust V, B Fund, Indeck Energy and Ridgewood Power provides for the allocation of title to the Deposit, the allocation of the Backup Deposit as described above, and the allocation of any liability among the parties to the Certificate Sale Support Agreement and the Backup Agreement in the event of a default thereunder whereby damages are payable.
Prior to the Closing, title to the Deposit is to be allocated as set forth in Schedule 1 to the Certificate Sale Support Agreement. After the Closing, the amount in the Deposit is to be reallocated as set forth in Schedule 2(b) to the Certificate Sale Support Agreement.

In addition, the Certificate Sale Support Agreement calls for each of its parties to be responsible for payments under the Backup Agreement or losses under the agreement with the power marketer that are caused by a breach of those agreements. Linwood is responsible for payments due to Indeck Maine for RPS Attributes purchased under the Backup Agreement (to the extent Indeck Maine is not paid directly by the power marketer) and for losses incurred by the other parties under the agreement with the power marketer as a result of Indeck Maine’s failure to deliver RPS Attributes under the Backup Agreement. To the extent that the Backup Deposit is required to be funded, the Certificate Sale Support Agreement provides for RPPP to deposit 27.23% of that amount and for RRIG to deposit 72.77% of that amount. Finally, the Certificate Sale Support Agreement requires Trust V to indemnify Trust IV for 50% of any losses incurred by Trust IV as a result of its ownership of Linwood.
The foregoing description of the Sale and the agreements referred to does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase and Sale Agreement, the Guaranty of Covanta Energy Corporation, the Agency Agreement, the Backup Certificate Agreement, the Sellers Omnibus Agreement and the Certificate Sale Support Agreement, each of which is filed as an exhibit to this report and is incorporated by reference herein.

Item 8.01	Other Events.
On August 25, 2008, Covanta Energy Corporation issued a press release announcing the execution of the Purchase and Sale Agreement. A copy of the press release is furnished as Exhibit 99 hereto.
Forward-looking Information
This Current Report on Form 8-K and the exhibits furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding expectations as to the completion of the Sale and the other transactions contemplated by the Purchase and Sale Agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the Purchase and Sale Agreement to satisfy the conditions to closing specified in the Purchase and Sale Agreement.
Additional Information and Where to Find It
This report may be deemed to be solicitation material in respect of the Sale by the Trusts, to the extent that it is ultimately determined that approval of the shareholders of one or both of the Trusts would be required to consummate the transaction. To the extent so required, the Trusts will file with the Securities and Exchange Commission (the “SEC”) a definitive consent statement to be used by the Trusts to solicit the approval of its shareholders for the Sale. You are urged to read the consent statements regarding the Sale, if and when it becomes available, and any other relevant documents filed by the Trusts with the SEC, as well as any amendments or supplements to any such consent statement, because they will contain important information. You can obtain free copies of any such materials (including any consent statement) filed by the Trusts with the SEC, as well as other filings containing information about each of the Trusts at the SEC’s Internet Site (http://www.sec.gov). Each Trust will also provide copies of any such consent statement and other information filed with the SEC by such Trust to any shareholder of the Trust, at the actual cost of reproduction, upon written request to Daniel V. Gulino, Esq., General Counsel, or via telephone at (201) 447-9000.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Title
2.1
Purchase and Sale Agreement, dated August 19, 2008, by and among Ridgewood Maine, L.L.C., Indeck Energy Services, Inc., Covanta Energy Corporation, and for certain limited purposes Indeck Maine Energy, LLC.

10.1
Backup Certificate Agreement, dated as of August 19, 2008, by and among Indeck Maine Energy, LLC, Ridgewood Providence Power Partners, L.P., Ridgewood Rhode Island Generation, LLC, Linwood 0708 LLC, Rhode Island LFG Genco, LLC, and for certain limited purposes, Ridgewood Power Management LLC, and Covanta Energy Corporation.

10.2	Guaranty of Covanta Energy Corporation dated as of August 19, 2008.

10.3	Sellers Omnibus Agreement, dated as of August 19, 2008, by and among Ridgewood Maine, L.L.C., Indeck Energy Services, Inc. and for certain limited purposes Ridgewood Renewable Power LLC.

10.4
Certificate Sale Support Agreement, dated as of July 31, 2008 by and among Linwood 0708 LLC, Ridgewood Rhode Island Generation, LLC, Ridgewood Providence Power Partners, L.P., Rhode Island LFG Genco, LLC, Indeck Energy Services, Inc., Ridgewood Electric Power Trust I, Ridgewood Electric Power Trust III, Ridgewood Electric Power Trust IV, Ridgewood Electric Power Trust V, Ridgewood Power B Fund/Providence Expansion and Ridgewood Renewable Power, LLC.

10.5
Agency Agreement dated as of August 19, 2008 among Ridgewood Providence Power Partners, L.P., Ridgewood Rhode Island Generation, LLC, Linwood 0708, LLC, Ridgewood Power Management, LLC and Indeck Maine Energy, LLC.

99	Press release of Covanta Holding Corporation, dated August 25, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIDGEWOOD ELECTRIC POWER TRUST V
Date: August 25, 2008	By:	/s/ DANIEL V. GULINO
		Name:	Daniel V. Gulino
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Title
2.1
Purchase and Sale Agreement, dated August 19, 2008, by and among Ridgewood Maine, L.L.C., Indeck Energy Services, Inc., Covanta Energy Corporation, and for certain limited purposes Indeck Maine Energy, LLC.

10.1
Backup Certificate Agreement, dated as of August 19, 2008, by and among Indeck Maine Energy, LLC, Ridgewood Providence Power Partners, L.P., Ridgewood Rhode Island Generation, LLC, Linwood 0708 LLC, Rhode Island LFG Genco, LLC, and for certain limited purposes, Ridgewood Power Management LLC, and Covanta Energy Corporation.

10.2	Guaranty of Covanta Energy Corporation dated as of August 19, 2008.

10.3	Sellers Omnibus Agreement, dated as of August 19, 2008, by and among Ridgewood Maine, L.L.C., Indeck Energy Services, Inc. and for certain limited purposes Ridgewood Renewable Power LLC.

10.4
Certificate Sale Support Agreement, dated as of July 31, 2008 by and among Linwood 0708 LLC, Ridgewood Rhode Island Generation, LLC, Ridgewood Providence Power Partners, L.P., Rhode Island LFG Genco, LLC, Indeck Energy Services, Inc., Ridgewood Electric Power Trust I, Ridgewood Electric Power Trust III, Ridgewood Electric Power Trust IV, Ridgewood Electric Power Trust V, Ridgewood Power B Fund/Providence Expansion and Ridgewood Renewable Power, LLC.

10.5
Agency Agreement dated as of August 19, 2008 among Ridgewood Providence Power Partners, L.P., Ridgewood Rhode Island Generation, LLC, Linwood 0708, LLC, Ridgewood Power Management, LLC and Indeck Maine Energy, LLC.

99	Press release of Covanta Holding Corporation, dated August 25, 2008.